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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 14, 2000


                                 METROCALL, INC.
             (Exact Name of Registrant as Specified in its Charter)

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
                         Delaware                               0-21924                                 54-1215634
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  (State or other jurisdiction of incorporation)       (Commission File Number)           (I.R.S. Employer Identification No.)

    6677 Richmond Highway, Alexandria, Virginia                                                    22306
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     (Address of principal executive offices)                                                    (Zip Code)

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       Registrant's telephone number, including area code: (703) 660-6677

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Item 5 - Other Events.

       On April 20, 2000, Metrocall, Inc. issued approximately 1.5 million shares of common stock in exchange for approximately $19.5 million in principal amount of its outstanding senior subordinated notes. The exchange was made pursuant to an exchange offer made to all holders of Metrocall's outstanding senior subordinated notes, which expired on April 14, 2000. The issuance of common stock was exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

       After completion of the exchange, the total number of issued and outstanding shares of Metrocall common stock was approximately 81.8 million shares.

       Metrocall has had and may continue to have discussions with holders of its outstanding senior subordinated notes about exchanging their notes for new shares of common stock of Metrocall in negotiated transactions. Those exchanges would also be made pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.


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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           METROCALL, INC.

                                           By:  /s/ VINCENT D. KELLY
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                                                     Vincent D. Kelly
                                           Chief Financial Officer and Treasurer

Date:  April 21, 2000

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